   As filed with the Securities and Exchange Commission on February 14, 2002

                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                                   SCIOS INC.
             (Exact name of registrant as specified in its charter)


              Delaware                                   SCIOS INC.                                  95-3701481
    (State or Other Jurisdiction                    820 West Maude Avenue                         (I.R.S. Employer
  of Incorporation or Organization)              Sunnyvale, California 94085                   Identification Number)

                                 (408) 616-8200
                        (Address, including ZIP code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)


                                   SCIOS INC.
                       1996 NON-OFFICER STOCK OPTION PLAN
                            (Full Title of the Plan)
                         -------------------------------

                                Matthew R. Hooper
                                 General Counsel
                                   SCIOS INC.
                              820 West Maude Avenue
                           Sunnyvale, California 94085
                                 (408) 616-8200
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                           Kimberly L. Wilkinson, Esq.
                                LATHAM & WATKINS
                        505 Montgomery Street, Suite 1900
                         San Francisco, California 94111
                                 (415) 391-0600


                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                              Proposed Maximum       Proposed Maximum
        Title of Securities to             Amount to be        Offering Price       Aggregate Offering         Amount of
            be Registered                 Registered(1)         Per Share (2)           Price(2)           Registration Fee
----------------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 Par Value        3,000,000 shares          $20.15             $60,450,000              $5,561.40
============================================================================================================================

(1) The Scios Inc. 1996 Non-Officer Stock Option Plan authorizes the issuance of a maximum of 6,795,000 shares of the Company's Common Stock in connection with stock bonuses, restricted stock and upon the exercise of stock options, 3,000,000 of which are being registered hereunder. The remaining 3,795,000 shares were registered on three Registration Statements on Form S-8, the first filed September 9, 1997 (File No. 333-35201) for 700,000 shares; the second filed June 8, 1998 (File No. 333-56269) for 800,000 shares; and the third filed June 28, 2001 (File No. 333-64052) for 2,295,000 shares. 1,619,551 shares of the 3,000,000 shares being registered hereunder have been granted as stock options as of February 13, 2002.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h), as amended, and is based on the average of the high and low sale prices of the Common Stock, as reported on The Nasdaq National Market on February 7, 2002.

                Proposed sale to take place as soon as practical after the Registration Statement becomes effective.

================================================================================

                                     PART I

Item 1.  Plan Information

                  Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

                  Not required to be filed with this Registration Statement.


                                     PART II

Item 3.  Incorporation of Documents by Reference

                  The following documents filed by Scios Inc., a Delaware corporation (the "Company" or the "Registrant") under the Securities Exchange Act of 1934, as amended, with the SEC are incorporated herein by reference.

         (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on March 30, 2001, as amended by our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, filed with the SEC on May 29, 2001, Amendment No. 2 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, filed with the SEC on June 20, 2001 and Amendment No. 3 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, filed with the SEC on June 21, 2001;

         (b) Our prospectus supplement and accompanying prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 with the SEC on June 19, 2001;

         (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the SEC on May 15, 2001;

         (c) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the SEC on August 1, 2001;

         (d) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the SEC on November 9, 2001;

         (e) The description of our Common Stock, par value $.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on June 19, 1990, including any subsequently filed amendments and reports updating such description; and

         (f) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Exchange Act since December 31, 2000.

                  In addition, all documents which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel

                  Not applicable.

Item 6.  Indemnification of Directors and Officers

                  Under Section 145 of the General Corporation Law of the State of Delaware (DGCL), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

                  Article IV of our Restated Certificate of Incorporation, as amended, provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. In addition, under indemnification agreements with our directors, we are obligated, to the fullest extent permissible by the DGCL, as it currently exists or may be amended, to indemnify and hold harmless our directors, from and against all expense, liability and loss reasonably incurred or suffered by such directors.

Item 7.  Exemption from Registration Claimed

                  Not applicable.

Item 8.  Exhibits

                  The following documents are filed as part of this Registration Statement.

      Exhibit Number                          Description
      --------------                          -----------

          5.1 Opinion of Latham & Watkins regarding the legality of securities registered.

         23.1 Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1).

         23.2              Consent of PricewaterhouseCoopers LLP.

         24.1 Powers of Attorney (included in the signature page to this Registration Statement).




Item 9.  Undertakings

         (a)      We hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 14th day of February, 2002.



                                     SCIOS INC.



                                     By:         /s/ Donald B. Rice
                                        ----------------------------------------
                                                     Donald B. Rice
                                          Chairman of the Board of Directors



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of Scios, Inc., a Delaware corporation, do hereby constitute and appoint Donald B. Rice, David W. Gryska and Matthew R. Hooper, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                                Title                                                     Date
---------                                -----                                                     ----


/s/ Donald B. Rice                       Acting Chief Executive Officer                       February 14, 2002
---------------------
Donald B. Rice                           (Principal Executive Officer)


/s/ David W. Gryska                      Senior Vice President,                               February 14, 2002
---------------------
David W. Gryska                          Finance and Chief Financial Officer
                                         (Principal Financial and Accounting Officer)


/s/ Donald B. Rice                       Chairman of the Board                                February 14, 2002
-------------------
Donald B. Rice

/s/ Samuel H. Armacost                   Director                                             February 14, 2002
----------------------
Samuel H. Armacost

                                         Director                                             February __, 2002
---------------------
Richard B. Brewer

/s/ Randal J. Kirk                       Director                                             February 14, 2002
------------------
Randal J. Kirk

/s/ Charles A. Sanders                   Director                                             February 14, 2002
-----------------------
Charles A. Sanders

/s/ Solomon H. Snyder                    Director                                             February 14, 2002
---------------------
Solomon H. Snyder

/s/ Burton E. Sobel                      Director                                             February 14, 2002
-------------------
Burton E. Sobel

/s/ Eugene L. Step                       Director                                             February 14, 2002
------------------
Eugene L. Step

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